JENNISONDRYDEN SECTOR FUNDS, INC.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


                              February 25, 2009

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

     Re:  Rule 24f-2 Notice for JennisonDryden Sector Funds, Inc.
          File Nos. 2-72097 and 811-03175

          On behalf of the JennisonDryden Sector Funds, Inc., enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-1220.

                                        Very truly yours,
                                        /s/    M. Sadiq Peshimam
                                        M. Sadiq Peshimam
                                        Assistant Treasurer